Exhibit 10.31

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ADDENDUM TO THE SECOND AMENDED AND RESTATED LICENSE,
PRODUCT DEVELOPMENT AND SUPPLY UMBRELLA AGREEMENT

This Addendum to the Second Amended and Restated License, Product Development and Supply Umbrella Agreement (this “Addendum”), is made as of the 13 day of August, 2020, by and between TELA Bio, Inc. (“TELA Bio”), and Aroa Biosurgery Limited (“Aroa”), and sets out the terms of TELA Bio's and Aroa's agreement with respect to pricing of/for the ENDOFORM® PRS PLGA Reconstructive Template (“PRS PLGA Product”).

WHEREAS, TELA Bio and Aroa are parties to that certain Second Amended and Restated License, Product Development and Supply Umbrella Agreement dated as of July 16, 2015, as amended through the date hereof and which includes the addenda thereto dated as of September 21, 2017, January 3, 2019, August 27, 2019 and February 21, 2020 (the “Umbrella Agreement”);

WHEREAS, TELA Bio and Aroa will, effective as of the date of this Addendum, enter into a Development Agreement and Exhibit 10 for and with respect to the PRS PLGA Product, for the purposes of the Umbrella Agreement; and

WHEREAS, TELA Bio and Aroa desire to amend the Umbrella Agreement in connection with entering into such Development Agreement and Exhibit 10 for and with respect to the PRS PLGA Product;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, TELA Bio and Aroa hereby agree as follows:

1.	Section 6.1 of the Umbrella Agreement shall be amended by adding the following paragraph at the end of Section 6.1 as follows:

[***]

Capitalised terms used but not defined in this Addendum have the meanings given to those terms in the Umbrella Agreement.

Except as agreed herein, the provisions of the Umbrella Agreement (including any prior addenda thereto) are not amended and continue to be in full force and effect.

This Addendum shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions.

This Addendum may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Executed signature pages to this Addendum may be delivered by facsimile or electronic mail and any signature page so delivered shall be deemed to be an original.

(signature page follows)

IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed by its duly authorized representative as of the date first above written.

TELA BIO, INC.		AROA BIOSURGERY LIMITED

By:	/s/ Antony Koblish	By:	/s/ Brian Ward
Name:	Antony Koblish	Name:	Brian Ward
Title:	President & CEO	Title:	CEO